UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date	of report (Date of earliest event reported) October 11, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264

(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487

(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2006, Nabi Biopharmaceuticals (“Nabi”) and Fresenius USA Manufacturing, Inc. (“Fresenius”), a U.S. subsidiary of Fresenius Medical Care, entered into an Asset Purchase Agreement (the “Agreement”) for the sale of Nabi’s business related to PhosLo® (calcium acetate) (the “PhosLo Business”) for consideration of up to $150 million, including $65 million in cash at closing, milestone payments of up to $20 million, and royalties on incremental sales of a new product formulation under development (the “New Formulation Product”). Under the Agreement, Fresenius will purchase all of Nabi’s tangible and intangible assets, rights and properties used principally in connection with the PhosLo Business, except for certain excluded assets (including accounts receivable), and assume certain liabilities. The closing of the transaction contemplated under the Agreement, subject to the satisfaction of closing conditions, is expected to occur on or before November 10, 2006.

Under the Agreement, Fresenius will pay Nabi up to six payments totaling $20,000,000 in the aggregate following the achievement of certain milestones as follows:

(i) $5,000,000 upon completion of “data lock” related to the EPICK Study (which milestone has been achieved and which payment will be made at or within five (5) business days of the closing);

(ii) $2,500,000 upon submission to the FDA of an application seeking approval to market PhosLo GelCaps for use by chronic kidney disease, stage 4 patients, if such application is submitted by December 31, 2009;

(iii) $2,500,000 upon FDA approval of the application mentioned above, if such approval is obtained by October 11, 2016;

(iv) $2,500,000 related to a presentation of certain information on the results of the CARE 2 Study in 2006;

(v) $2,500,000 related to the publication of information related to the CARE 2 Study if published by December 31, 2010; and

(vi) $5,000,000 upon the first commercial sale of the New Formulation Product by Fresenius or one of its affiliates, if such first commercial sale is made by October 11, 2016.

Under the Agreement, Fresenius also agreed to make royalty payments to Nabi based on sales above a specified threshold of the New Formulation Product until ten (10) years after the closing date, or if earlier, until such time as total consideration paid by Fresenius to Nabi in the transaction reaches $150 million (the “Royalty Period”).

Fresenius agreed under the Agreement to use commercially reasonable efforts to (i) achieve each of the milestones described above as soon as reasonably practicable after the closing date and (ii) obtain an FDA approval, and the equivalent of an FDA approval in twenty six (26) specified countries other than the United States for the New Formulation Product, and to commercialize and market the New Formulation Product through the end of the Royalty Period, in the United States and each specified country.

Following the closing of the transaction contemplated by the Agreement, Fresenius agreed to assume certain liabilities associated with the PhosLo Business, including the liabilities arising after the closing under assumed contracts and the prosecution of the Roxane patent litigation initiated by Nabi (the “Roxane Proceeding”). Specifically, within three (3) days of the closing date Fresenius will join Nabi as an additional plaintiff and counterclaim defendant in the Roxane Proceeding and will assume the sole and absolute right to control, abandon, negotiate, settle and otherwise deal with the Roxane Proceeding. Fresenius will not compromise or settle the Roxane Proceeding, or otherwise terminate the Roxane Proceeding, without Nabi’s prior written consent, which consent will not be unreasonably withheld. Nabi’s consent will not be required for any termination of the Roxane Proceeding under which (i) Nabi is unconditionally released in writing from all liabilities with respect thereto and the claims litigated therein or (ii) Fresenius assumes an obligation to indemnify Nabi for any liabilities arising from the Roxane Proceeding. Fresenius will not assume liability or responsibility for Nabi’s actions or omissions in initiating and maintaining the Roxane Proceeding prior to the Fresenius’ assumption of control and Nabi will be responsible for defending its own acts or omissions in initiating and maintaining the Roxane Proceeding occurring prior to Fresenius’ assumption of control.

The closing of the transaction contemplated by the Agreement is subject to customary closing conditions, including that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transaction contemplated by the Agreement shall have expired or been terminated (the “HSR Act Condition”), and other conditions, including the execution at closing by Nabi of a Noncompetition and Nonsolicitation Agreement under which Nabi will agree that for fifteen (15) years after the closing it will not engage in the business of developing, licensing, acquiring, manufacturing, marketing, distributing or selling (i) any phosphate binder or (ii) any product or device or therapeutic service for the treatment of hyperphosphaetemia.

The Agreement also contains representations and warranties made by the parties, pre-closing and post-closing covenants applicable to the parties, and mutual indemnification obligations for, among other things, misrepresentation, inaccuracy, or breach of any representation or warranty in the Agreement and related transaction agreements, or any breach or nonfulfillment of any covenant or agreement contained in the Agreement and related transaction agreements. Such covenants include Nabi’s agreement to operate the PhosLo Business in the ordinary course of business and substantially consistent with past practice, subject to certain exceptions, until the closing of the transaction under the Agreement or the termination of the Agreement.

The Agreement is subject to customary termination provisions involving mutual consent or breach of the of agreement by the parties, or by either party if the closing has not taken place on or before October 31, 2006 for any reason other than the failure of the HSR Act Condition to be satisfied, or if the closing has not taken place on or before November 11, 2006 by reason of the failure to satisfy the HSR Act Condition.

Under the terms of the Agreement, Fresenius is permitted to hire certain employees of Nabi employed by it in connection with the PhosLo Business.

Nabi intends to file the Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: October 17, 2006	By:	/S/ JORDAN I. SIEGEL
Name: Jordan I. Siegel Title: Senior Vice President, Finance and Chief Financial Officer